Exhibit 99.2

CONTACT:	Corporate Communications 404-715-2554 news archive at news.delta.com Investor Relations 404-715-2170

Delta Reports Financial and Operating Performance for February 2015

ATLANTA, March 3, 2015 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for February 2015.

Consolidated passenger unit revenue (PRASM) for the month of February decreased 1.5 percent year over year, driven by 1.5 points of continuing foreign exchange pressure on international results and 0.5 point from the impact of lapping prior year’s winter storms. Continuing strength in the domestic entity and corporate revenue gains offset a portion of this month’s international PRASM pressure. System capacity increased 6% for the month which includes 2 points of capacity growth from prior year’s winter storms.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
February consolidated PRASM change year over year	(1.5)%
February mainline completion factor	97.5%
February on-time performance (preliminary DOT A14)	78.0%

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 326 destinations in 59 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

	Monthly Traffic Results (a)				Year to Date Traffic Results (a)
	Feb 2015	Feb 2014	Change		Feb 2015	Feb 2014	Change
RPMs (000):
Domestic	8,403,572	7,836,619	7.2%		17,138,955	16,193,806	5.8%
Delta Mainline	6,961,524	6,379,808	9.1%		14,161,088	13,177,387	7.5%
Regional	1,442,048	1,456,811	(1.0%)		2,977,867	3,016,419	(1.3%)
International	5,256,516	5,160,223	1.9%		11,535,505	11,291,514	2.2%
Latin America	1,576,165	1,421,242	10.9%		3,420,152	3,001,894	13.9%
Delta Mainline	1,548,222	1,394,222	11.0%		3,360,367	2,943,288	14.2%
Regional	27,943	27,020	3.4%		59,785	58,606	2.0%
Atlantic	1,928,204	1,980,969	(2.7%)		4,385,272	4,465,959	(1.8%)
Pacific	1,752,147	1,758,012	(0.3%)		3,730,080	3,823,661	(2.4%)
Total System	13,660,088	12,996,842	5.1%		28,674,460	27,485,320	4.3%

ASMs (000):
Domestic	10,120,483	9,445,107	7.2%		21,183,672	19,865,021	6.6%
Delta Mainline	8,241,578	7,538,762	9.3%		17,158,725	15,838,539	8.3%
Regional	1,878,905	1,906,345	(1.4%)		4,024,947	4,026,482	(0.0%)
International	6,895,643	6,560,228	5.1%		14,781,597	13,981,487	5.7%
Latin America	1,962,492	1,724,185	13.8%		4,204,952	3,577,167	17.5%
Delta Mainline	1,922,345	1,685,062	14.1%		4,120,874	3,495,740	17.9%
Regional	40,147	39,123	2.6%		84,078	81,427	3.3%
Atlantic	2,832,239	2,731,145	3.7%		6,052,133	5,877,372	3.0%
Pacific	2,100,913	2,104,898	(0.2%)		4,524,512	4,526,948	(0.1%)
Total System	17,016,127	16,005,335	6.3%		35,965,269	33,846,508	6.3%

Load Factor:
Domestic	83.0%	83.0%	0.0	pts	80.9%	81.5%	(0.6)	pts
Delta Mainline	84.5%	84.6%	(0.1)	pts	82.5%	83.2%	(0.7)	pts
Regional	76.7%	76.4%	0.3	pts	74.0%	74.9%	(0.9)	pts
International	76.2%	78.7%	(2.5)	pts	78.0%	80.8%	(2.8)	pts
Latin America	80.3%	82.4%	(2.1)	pts	81.3%	83.9%	(2.6)	pts
Delta Mainline	80.5%	82.7%	(2.2)	pts	81.5%	84.2%	(2.7)	pts
Regional	69.6%	69.1%	0.5	pts	71.1%	72.0%	(0.9)	pts
Atlantic	68.1%	72.5%	(4.4)	pts	72.5%	76.0%	(3.5)	pts
Pacific	83.4%	83.5%	(0.1)	pts	82.4%	84.5%	(2.1)	pts
Total System	80.3%	81.2%	(0.9)	pts	79.7%	81.2%	(1.5)	pts

Mainline Completion Factor	97.5%	95.5%	2.0	pts

Passengers Boarded	11,992,657	11,241,780	6.7%		24,550,008	23,180,582	5.9%

Cargo Ton Miles (000):	178,003	161,919	9.9%		350,426	329,211	6.4%

(a)  Results include flights operated under contract carrier arrangements.